Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-119130 of Prudential Bancorp, Inc. of Pennsylvania on Form S-1 of our report on Prudential Savings Bank dated November 30, 2004 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
January 3, 2005